                                                                  EXHIBIT (a)(3)

                       PACIFIC GAS AND ELECTRIC COMPANY

               NOTICE OF GUARANTEED DELIVERY OF SHARES OF 7.44% REDEEMABLE FIRST PREFERRED STOCK ($25 PAR VALUE),
               SHARES OF 7.04% REDEEMABLE FIRST PREFERRED STOCK
                ($25 PAR VALUE) AND SHARES OF 6 7/8% REDEEMABLE
                     FIRST PREFERRED STOCK ($25 PAR VALUE)

  This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the Shares of 7.44% Redeemable First Preferred Stock ($25 par value), Shares of 7.04% Redeemable First Preferred Stock ($25 par value) or Shares of 6 7/8% Redeemable First Preferred Stock ($25 par value) (together, the "Shares") are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary on or prior to the Expiration Date (as defined in the Offer to Purchase referred to below). Such form may be delivered by hand or transmitted by mail, or by facsimile transmission, to the Depositary. See "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase. THE ELIGIBLE INSTITUTION WHICH COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR SHARES TO THE DEPOSITARY WITHIN THE TIME SHOWN HEREIN. Failure to do so could result in a financial loss to such Eligible Institution.

            To: FIRST CHICAGO TRUST COMPANY OF NEW YORK, Depositary

         By Mail:          Facsimile Transmission:    By Hand or By Overnight
   Tenders & Exchanges          (201) 222-4720                Courier:
 P.O. Box 2559-Suite 4660             or                 Tenders & Exchange
 Jersey City, New Jersey        (201) 222-4721          14 Wall Street Suite
        07303-2559                                         4680-8th Floor

                             Confirm by Telephone:    New York, New York 10005
                                (201) 222-4707


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FOURTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to Pacific Gas and Electric Company, a California corporation (the "Company"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 23, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares of the Company listed below, pursuant to the guaranteed delivery procedure set forth in "Terms of the Offer--Procedure for Tendering Shares" in the Offer to Purchase.
--------------------------------------------------------------------------------

 Number of 7.44% Shares:                  Number of 7.04% Shares:
 ------------------------------------     ------------------------------------


 Certificate Nos. (if available):         Certificate Nos. (if available):
 ------------------------------------     ------------------------------------

 ------------------------------------     ------------------------------------
 If shares will be tendered by book-      If shares will be tendered by book-
 entry transfer: Name of Tendering        entry transfer: Name of Tendering
 Institution:                             Institution:
 ------------------------------------     ------------------------------------
 Account No.          at (check one)      Account No.           at (check
 [_] The Depository Trust Company         one)
 [_] Midwest Securities Trust             [_] The Depository Trust Company
     Company                              [_] Midwest Securities Trust Company
 [_] Philadelphia Depository Trust        [_] Philadelphia Depository Trust
     Company                                  Company



 Number of 6 7/8% Shares:
 ------------------------------------    ------------------------------------
                                                     Signature(s)
 Certificate Nos. (if available):
 ------------------------------------    ------------------------------------
                                               Name(s) of Record Holders(s)
                                                      (Please Print)
 ------------------------------------    ------------------------------------
 If shares will be tendered by book-
 entry transfer: Name of Tendering       ------------------------------------
 Institution:                                           Address

-------------------------------------
                                         ------------------------------------


 Account No.          at (check one)
 [_] The Depository Trust Company
 [_] Midwest Securities Trust
     Company
 [_] Philadelphia Depository Trust       ------------------------------------
     Company                                 Area Code and Telephone Number
--------------------------------------------------------------------------------

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               GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees (a) that the above-named person(s) has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary at one of its addresses set forth above certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, Midwest Securities Trust Company or Philadelphia Depository Trust Company, in each case together with (a) properly completed and duly executed Letter(s) of Transmittal (or facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three American Stock Exchange trading days after the date hereof.

 -----------------------------------      -----------------------------------
            Name of Firm                          Authorized Signature

 -----------------------------------      -----------------------------------
               Address                                  Name

 -----------------------------------      -----------------------------------
        City, State, Zip Code                           Title


 -----------------------------------
            Area Code and
          Telephone Number

 Dated:_________ , 1995

 DO NOT SEND STOCK CERTIFICATES WITH THIS FORM. YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.